Five Oaks Investment Corp. Reports Third Quarter 2015 Financial Results

Adopted A More Defensive Posture In The Face Of Credit Market Volatility

NEW YORK, Nov. 9, 2015 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the third quarter ended September 30, 2015. For the third quarter, the Company reported a GAAP net loss of $2.2 million, or $0.15 per basic and diluted share, a comprehensive loss of $2.0 million, or $0.14 per basic and diluted share, and core earnings* of $3.6 million, or $0.24 per basic and diluted share. The Company also reported a net book value of $10.26 per share on a basic and diluted basis at September 30, 2015.

Third Quarter and Subsequent Events Summary

  We realized a negative economic return** on our common stock of 1.4%, or 5.6% annualized, comprised of a $0.45 decrease in net book value per share that exceeded a $0.30 dividend per common share.
  Reflecting our concern with market volatility in general, and credit market conditions in particular, we reduced our MBS investment portfolio (on a non-GAAP basis) by 13.3% during the quarter, primarily by sales of Non-Agency RMBS.
  Based on our cautious market views, we have continued to reduce our Non-Agency RMBS exposure to approximately $138 million at October 31, 2015, and to reinvest capital into Agency hybrid ARMs, increasing our Agency RMBS assets to approximately $386 million at October 31, 2015.
  We have priced and expect to close this week our second proprietary shelf securitization of prime jumbo loans, creating an investment package of B-notes and interest only securities for our REIT. We also anticipate creating and retaining all of the mortgage servicing rights in our taxable REIT subsidiary.

* Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

** Economic return is a non-GAAP measure that we define as the sum of the change in net asset value per common share and dividends declared on our common stock during the period over the beginning net asset value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "In the third quarter, financial markets experienced a continuation of the prior quarter's volatility as equities, emerging markets, CMBS and high yield credit all underperformed. We maintained our defensive positioning in the third quarter, building liquidity by opportunistically selling legacy non-agency securities which we believe have leveled off in value together with certain highly rated credit positions that may be susceptible to spread widening and/or reduced liquidity. Notwithstanding spread volatility, the underlying credit metrics in our core portfolio of multi-family and prime jumbo loans and securities remain solid. In the quarter we saw our book value decline by 4.2% which we attribute predominantly to unrealized losses on our investment securities due to the observed credit spread widening, as well as swap market dislocations which negatively affected the value of our interest rate derivative instruments. In the face of continued economic and interest rate uncertainty, we remain focused on capital preservation rather than maximization of returns, though we do note that spread widening has improved reinvestment opportunities for our REIT. Reflecting our cautious market views, we have continued to reduce our Non-Agency RMBS exposure to approximately $138 million at October 31, 2015, and we have, as noted above, increased our allocation to Agency hybrid ARMs.

We have priced and anticipate closing this week our second proprietary shelf securitization of prime jumbo loans, creating an investment package of B-notes and interest only securities for our REIT. We also anticipate creating and retaining all of the excess servicing rights in our taxable REIT subsidiary. We view this second transaction as another important step in our operating company business strategy. Although we had anticipated completing the process of being approved to fund prime jumbo QM loans against FHLBI advances during the third quarter, the process and related work continues".

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of September 30, 2015:

For the period ended September 30, 2015	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans	Unrestricted Cash (3)	Total
Amortized Cost	222,016,743	182,674,523	186,741,140	63,845,726	27,482,330	682,760,462
Market Value	227,064,571	191,209,068	179,870,187	65,920,570	27,482,330	691,546,726
Repurchase Agreements	(213,456,000)	(114,856,000)	(134,430,000)	(52,998,963)	-	(517,740,963)
Hedges	(1,069,832)	(425,393)	-	-	-	(1,495,225)
Other (4)	3,830,614	156,110	230,832	221,729	8,284	4,447,569
Restricted Cash	5,367,832	2,817,044	3,359,883	-	-	11,544,759
Equity Allocated	19,737,185	78,900,829	49,030,902	13,143,336	27,490,614	188,302,866

Debt/Net Equity (5)	10.92	1.46	2.74	4.03	-	2.75

For the Quarter Ended September 30, 2015	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans	Unrestricted Cash	Total
Yield on Earning Assets (6)	2.62%	7.07%	4.53%	4.12%	-	4.45%
Less Cost of Funds	1.59%	1.42%	1.09%	2.47%	-	1.47%
Net Interest Margin (7)	1.03%	5.65%	3.43%	1.65%	-	2.97%

(1) Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $129,863,572, and the fair value of our investments in Multi-Family MBS is $105,630,744.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts.
(3) Includes cash and cash equivalents.
(4) Includes interest receivable, goodwill, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.
(5) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.
(6) Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 4.35%.
(7) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarter ended September 30, 2015:

Expenses	For the quarter ended September 30, 2015	For the quarter ended June 30, 2015

Management Fees	$ 703,167	$ 698,629
G&A Expenses (1)	$ 467,770	$ 668,265
Operating Expenses Reimbursable to Manager	$ 1,338,272	$ 1,055,075
Other Operating Expenses	$ (20,377)	$ 586,298
Compensation Expense	$ 64,207	$ 62,348
Total Expenses	$ 2,535,039	$ 3,070,615

Period-End Capital	$ 188,302,866	$ 194,844,895

Management Fees	$ 703,167	$ 698,629
G&A, Other Operating Expenses and Reimbursable	$ 1,506,391	$ 1,897,589
Compensation Expenses	$ 64,207	$ 62,348
Expenses related to Prime Jumbo Loans	$ 279,274	$ 412,049

Management Fees as % of Capital	1.49%	1.43%
G&A, Other, Reimbursable and Compensation as % of Capital	3.34%	4.02%
Expenses related to Prime Jumbo Loans as % of Capital	0.59%	0..85%

(1) Excludes $951,498 and $1,049,096 in expense attributable to the consolidated trusts for the quarters ended September 30, 2015 and June 31, 2015, respectively.

The decrease in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital over the past quarter is primarily a function of lower legal expenses during the quarter and the capitalization of certain previously expensed issuance and securitization costs.

The decrease in expenses related to the Prime Jumbo loan business is due to the lower volume of loans purchased in the third quarter of 2015 relative to the second quarter.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the quarter ended September 30, 2015.

	Three months Ended September 30, 2015			Three months Ended June 30, 2015

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$3,562,865	$0.24	7.61%	$4,432,716	$0.30	9.48%
GAAP Net Income (Loss)	$(2,185,546)	$(0.15)	(4.67)%	$3,162,595	$0.21	6.76%
Comprehensive Income (Loss)	$(2,010,767)	$(0.14)	(4.30)%	$(5,100,031)	$(0.35)	(10.90)%

Weighted Ave Shares Outstanding		14,724,750			14,721,495
Weighted Average Equity		$189,415,458			$189,674,397

Stockholders' Equity and Book Value Per Share

As of September 30, 2015, our stockholders' equity was $188.3 million and our book value per common share was $10.26 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.10 per share of common stock for the months of October, November and December 2015. Based on the closing price of $6.32 as at September 30, 2015, this equates to an annualized dividend yield of 19.0%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, prior to January 1, 2015, GAAP required us to account for certain of our Non-Agency RMBS and Multi-Family MBS and the associated repurchase agreement financing as Linked Transactions. However, in managing and evaluating the composition and performance of our MBS portfolio, we did not view the purchase of our Non-Agency RMBS or Multi-Family MBS and the associated repurchase agreement financing as transactions that were linked, GAAP also requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1. However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of December 31, 2014 that includes Multi-Family MBS and Non-Agency RMBS underlying both Linked Transactions and our net investments in the consolidated trusts, and as of September 30, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Regulation G, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three months Ended
September 30, 2015
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(2,185,546)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$(1,464,308)
Realized (Gain) Loss on derivative contracts, net	$8,262,423
Unrealized (Gain) Loss on derivative contracts, net	$(1,631,907)
Realized (Gain) Loss on mortgage loans held-for-sale	$13,666
Unrealized (Gain) Loss on mortgage loans held-for-sale	$(539,456)
Unrealized (Gain) Loss on mortgage servicing rights	$488,247
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(1,804,190)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$1,323,697
Other income	$(33,374)
Subtotal	$4,614,798

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$350,924
Additional other-than-temporary credit impairment losses	$-
Net other-than-temporary impairments	$350,924
Other Adjustments
Recognized compensation expense related to restricted common stock	$5,735
Net swap interest expense	$(782,870)
Adjustment for consolidated securities/securitization costs	$1,559,842

Core Earnings	$3,562,865

Weighted average shares outstanding - Basic and Diluted	14,724,750

Core Earnings per weighted share outstanding - Basic and Diluted	$0.24

Additional Information

As of September 30, 2015, we have determined that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of September 30, 2015 is set forth below:

Multi-Family Loans held in securitization trusts, at fair value	$1,563,385,916
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,477,807,591)
Net Carrying Value	$85,578,325
Multi-Family MBS (1)	$19,709,701
Multi-Family MBS PO	$85,921,042
Cash and Other	$2,547,761
Repurchase Agreements	$(114,856,000)
Net Capital in Multi-Family	$78,900,829

(1) Excludes $25,226,771 in Multi-Family MBS that is consolidated

As of September 30, 2015, we have determined that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of September 30, 2015 is set forth below:

Residential Loans held in securitization trusts, at fair value (1)	$445,230,977
Residential Securitized Debt Obligations (non-recourse)	$(393,218,978)
Net Carrying Value	$52,011,999
Non-Agency RMBS	$129,863,573
Cash and Other	$3,590,715
Repurchase Agreements	$(134,430,000)
Net Capital in Non-Agency	$51,036,287

(1) Excludes $2,005,385 in Mortgage Servicing Rights

Five Oaks Investment Corp.

Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). The Company continues to implement a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective is to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three	Three
	Months Ended	Months Ended
	September 30, 2015	September 30, 2014
	(unaudited)	(unaudited)
Revenues:
Interest income:
Available-for-sale securities	$5,460,965	$4,513,999
Mortgage loans held-for-sale	618,106	1,310,068
Multi-family loans held in securitization trusts	16,794,338	2,433,318
Residential loans held in securitization trusts	4,641,887	-
Cash and cash equivalents	4,809	9,802
Interest expense:	-
Repurchase agreements - available-for-sale securities	(1,490,698)	(635,062)
Repurchase agreements - mortgage loans held-for-sale	(354,106)	(721,239)
Multi-family securitized debt obligations	(15,372,832)	(2,239,797)
Residential securitized debt obligations	(3,137,247)	-

Net interest income	7,165,222	4,671,089

Other-than-temporary impairments
Increase in credit reserves	(350,924)	-
Additional other-than-temporary credit impairment losses	-	-

Total impairment losses recognized in earnings	(350,924)	-

Other income:
Realized gain (loss) on sale of investments, net	1,464,308	1,024,168
Unrealized gain (loss) and net interest income from Linked Transactions	-	754,189
Realized gain (loss) on derivative contracts, net	(8,262,423)	(9,079,091)
Unrealized gain (loss) on derivative contracts, net	1,631,907	10,009,742
Realized gain (loss) on mortgage loans held-for-sale	(13,666)	(73,132)
Unrealized gain (loss) on mortgage loans held-for-sale	539,456	474,095
Unrealized gain (loss) on mortgage service rights	(488,247)	-
Unrealized gain (loss) on multi-family loans held in securitization trusts	1,804,190	285,328
Unrealized gain (loss) on residential loans held in securitization trusts	(1,323,697)	-
Other income	33,374	-

Total other income (loss)	(4,614,798)	3,395,299

Expenses:
Management fee	703,167	790,188
General and administrative expenses	1,419,268	728,488
Operating expenses reimbursable to Manager	1,338,272	843,943
Other operating expenses	(20,377)	439,198
Compensation expense	64,207	51,408

Total expenses	3,504,537	2,853,225

Net income (loss) before provision for income taxes	(1,305,037)	5,213,163
(Provision for) benefit from income taxes	-	(179,136)
Net income (loss)	(1,305,037)	5,034,027

Dividends to preferred stockholders	(880,509)	(880,509)

Net income (loss) attributable to common stockholders	$(2,185,546)	$4,153,518

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$(2,185,546)	$4,153,518
Weighted average number of shares of common stock outstanding	14,724,750	14,640,065
Basic and diluted net income per share	$(0.15)	$0.28
Dividends declared per share of common stock	$0.30	$0.38

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $462,558,886 and $366,103,204 for September 30, 2015 and December 31, 2014, respectively)	$462,558,886	$368,315,738
Mortgage loans held-for-sale, at fair value	61,999,865	54,678,382
Multi-family loans held in securitization trusts, at fair value	1,557,938,059	1,750,294,430
Residential loans held in securitization trusts, at fair value	443,717,026	631,446,984
Mortgage servicing rights, at fair value	1,915,317	-
Linked transactions, net, at fair value	-	60,818,111
Cash and cash equivalents	27,482,330	32,274,285
Restricted cash	11,544,758	11,400,645
Deferred offering costs	1,022,427	945,661
Deferred securitization costs	189,244
Accrued interest receivable	8,606,987	10,962,663
Dividends receivable	26,022	-
Investment related receivable	837,045	979,509
Derivative assets, at fair value	-	21,550
FHLB Stock	2,403,000	-
Other assets	361,661	71,599

Total assets	$2,580,602,627	$2,922,209,557

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$413,342,000	$544,614,000
Mortgage loans held-for-sale	52,998,963	50,263,852
FHLB Advances	51,400,000	-
Multi-family securitized debt obligations	1,472,569,737	1,670,573,456
Residential securitized debt obligations	392,065,402	432,035,976
Derivative liabilities, at fair value	1,495,225	2,289,058
Accrued interest payable	6,850,611	8,238,924
Dividends payable	29,349	39,132
Fees and expenses payable to Manager	920,000	1,062,000
Other accounts payable and accrued expenses	628,474	295,029

Total liabilities	2,392,299,761	2,709,411,427

STOCKHOLDERS' EQUITY:

Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at September 30, 2015 and December 31, 2014, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,718,750 and 14,718,750 shares issued and outstanding, at September 30, 2015 and December 31, 2014, respectively	146,953	146,953
Additional paid-in capital	189,038,520	189,332,874
Accumulated other comprehensive income (loss)	7,956,008	7,208,350
Cumulative distributions to stockholders	(50,495,523)	(32,406,541)
Accumulated earnings	4,499,936	11,359,522

Total stockholders' equity	188,302,866	212,798,130

Total liabilities and stockholders' equity	$2,580,602,627	$2,922,209,557

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CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073